MICRO BIO-MEDICAL WASTE SYSTEMS, INC.

         Announces New CEO and CFO and Appointment of Two New Directors

Valencia, CA September 13, 2006 (OTC BB MBMW) -- Micro Bio-Medical Waste Systems, Inc. announced today that it has appointed Eirik Hjelle as its CEO and CFO, replacing Charles Smith who resigned as CEO, CFO and director. The Company also increased the size of its Board to four and appointed Mr.Hjelle as a director along with Harold P. Gewerter of Las Vegas, Nevada.

Mr. Hjelle has been president of EMEC Financial Inc. in Plano, Texas for the past three years, providing consulting services in marketing, capital formation and general corporate advisory services. Mr. Gewerter is an attorney in private practice in Las Vegas, Nevada.

Source:

Micro Bio-Medical Waste Systems, Inc.
Eirik Hjelle, CEO


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This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve significant risks and uncertainties. Actual results may vary materially from those in the forward-looking statements as a result of the effectiveness of management's strategies and decisions, general economic and business conditions, new or modified statutory or regulatory requirements and changing price and market conditions. No assurance can be given that these are all the factors that could cause actual results to vary materially from the forward-looking statements.